SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 3, 2002
Date of Report
(Date of Earliest Event Reported)

ONYX SOFTWARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	0-25361	91-1629814
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180–139th Avenue SE, Suite 500, Bellevue, Washington 98005-4091
(Address of Principal Executive Offices) (Zip Code)

(425) 451-8060
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On October 3, 2002, Onyx Software Corporation announced that Leslie Rechan, Onyx’s President and Chief Operating Officer, will leave Onyx effective October 4, 2002 to pursue other opportunities. Brent Frei, Chief Executive Officer of Onyx Software, will reassume the responsibilities previously held by Mr. Rechan. Onyx does not intend to fill the Chief Operating Officer role at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Dated: October 7, 2002	By:	/S/ BRENT R. FREI
Brent R. Frei Chief Executive Officer